EXHIBIT 10.20.18




                    Second Amendment to the Credit Agreement
                               dated May 31, 1995
                      between the Registrant and NBD Bank

                      SECOND AMENDMENT TO CREDIT AGREEMENT



         THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 31, 1995 (this "Second Amendment"), between HURCO COMPANIES, INC., an Indiana corporation (the "Company"), and NBD BANK, a Michigan banking corporation (the "Bank").


                                    RECITALS

     A. The parties hereto have entered into a Credit Agreement and Amendment to Term Loan Agreement, dated as of March 24, 1994, as amended (the "Credit Agreement"), which is in full force and effect.

     B. The Company desires to amend the Credit Agreement as herein provided, and the Bank is willing to so amend the Credit Agreement on the terms and conditions set forth herein.


                                   AGREEMENT


     Based upon these recitals, the parties agree as follows:

1. AMENDMENT. Upon the Company satisfying the conditions set forth in paragraph 4 (the date that this occurs being called the "effective date"), the Credit Agreement shall be amended as follows:

     (A) The terms "Automatic Termination Date", "Letter of Credit", "Letter of Credit Advance", and "Outstanding Facilities" in Section 1.1 of the Credit Agreement are amended to read as follows:

               "AUTOMATIC TERMINATION DATE" means May 1, 1996.

               "LETTER OF CREDIT" means any Authorization Letter of Credit and any New Facility Letter of Credit.

               "LETTER OF CREDIT ADVANCE" means any Authorization Letter of Credit Advance and any New Facility Letter of Credit Advance.

               "OUTSTANDING FACILITIES" means, collectively, the New Facility, the New Facility Note, the NBD Term Loan Agreement (as amended hereby), the Amended Term Note, the Reimbursement Agreement, the IRB L/C, the Hurco Guaranty, the NBD Guaranty, the Authorization Note, and the Letters of Credit, each as existing following the execution of this Agreement.

     (B) The following definitions are added to Section 1.1 in appropriate alphabetical order:

               "AUTHORIZATION NOTE" means the demand promissory note of the Company evidencing the Company's obligations under the Authorization Letters of Credit, in substantially the form of Exhibit G, as amended or modified from time to time and together with any promissory notes issued in exchange or replacement therefor.

               "AUTHORIZATION LETTER OF CREDIT" means a standby or commercial letter of credit or bankers acceptance having a stated expiry date not later than January 31, 1996, issued by NBD pursuant to
               Section 3.1(a)(ii) for the account of the Company under an application and related documentation acceptable to NBD requiring, among other things, the Company to immediately reimburse NBD in respect of all drafts or other demands for payment honored thereunder and all expenses paid or incurred by NBD relative thereto.

               "AUTHORIZATION LETTER OF CREDIT ADVANCE" means any issuance of an Authorization Letter of Credit.

               "NEW FACILITY ADVANCE" means the issuance of any New Facility Loan or any New Facility Letter of Credit Advance.

               "NEW FACILITY LETTER OF CREDIT" means a standby or commercial letter of credit, bankers acceptance, or bank guaranty having a stated expiry date not later than the earlier of (a) eighteen months after the issuance date, and (b) the date which is 30 days prior to the Automatic Termination Date, and issued by NBD under the New Facility for the account of the Company under an application and related documentation acceptable to NBD requiring, among other things, the Company to immediately reimburse NBD in respect of all drafts or other demands for payment honored thereunder and all expenses paid or incurred by NBD relative thereto.

               "NEW FACILITY LETTER OF CREDIT ADVANCE" means any issuance of a New Facility Letter of Credit under the New Facility.

               "NOTES" means the Authorization Note and the New Facility Note.

     C. Section 2.1(a) is amended by deleting the term "Letter of Credit" where it appears in the section and substituting therefor the term "New Facility Letter of Credit".

     D. Section 2.1(b) is amended by deleting the term  "Advances" in subsection
(iii) and substituting therefor the term "New Facility Advances", and deleting the term "Letter of Credit Advances" in subsections (iv) and (v) and substituting therefor the term "New Facility Letter of Credit Advances".

     E. A new Section 2.1A is added, to read as follows:

               Section 2.1A AUTHORIZATION LETTERS OF CREDIT. NBD, in its sole and uncontrolled discretion, may issue Authorization Letters of Credit for the benefit of the Company pursuant to Section 3.1(a)(ii) from time to time to but excluding September 30, 1995, not to exceed at any time outstanding the aggregate amount of $2,000,000.

     F. A new Section 2.3(e) is added, to read as follows:

               (e) AUTHORIZATION USAGE FEE. The Company agrees to pay to NBD a fee of $10,000 on or before the first date that an Authorization Letter of Credit Advance is made in an amount which, together with the amount of all Authori-zation Letters of Credit then outstanding, equals or exceeds $2,000,000.

     G. Section 3.1 is amended to read as follows:

               3.1 DISBURSEMENT OF ADVANCES. (a)(i) The Company shall give NBD notice of its request for each New Facility Advance in substantially the form of Exhibit B hereto not later than 12:00 p.m. Noon Detroit time (i) five Business Days prior to the date any New Facility Letter of Credit Advance is requested to be made, and (ii) on the Business Day any New Facility Loan is requested to be made, which notice shall specify whether a New Facility Loan or a New Facility Letter of Credit is requested and, in the case of each New Facility Letter of Credit Advance, such information as may be necessary for its issuance by NBD. Subject to the terms of this Agreement, the proceeds of each requested New Facility Advance shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at NBD's principal office.

               (ii) The Company shall give NBD notice of its request for each Authorization Letter of Credit Advance in accordance with Section
               9.2 not later than 12:00 p.m. Noon Detroit time five Business Days prior to the date any Authorization Letter of Credit Advance is requested to be made, which notice shall contain such information as may be necessary for its issuance by NBD. The Company shall contemporaneously provide PML with a copy of such request in the manner specified for notices in the Intercreditor Agreement. Prior to making its first request for an Authorization Letter of Credit Advance, the Company shall provide documents satisfactory to NBD evidencing necessary corporate action by the Company with respect to the Authorization Letters of Credit.

               (b) All New Facility Loans shall be evidenced by the New Facility Note, all reimbursement obligations under the Authorization Letters of Credit shall be evidenced by the Authorization Note, and all such loans shall be due and payable and bear interest as provided in this Agreement. NBD is hereby authorized by the Company to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each loan, the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of NBD to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the loans, all accrued interest thereon, and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms of this Agreement, the Company may borrow new Facility Loans under this Section 2.4, prepay New Facility Loans pursuant to Section 5.2, and reborrow New Facility Loans under this Section.

               (c) Subject to the terms of this Agreement, NBD shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit for the account of the Company. Notwithstanding anything herein to the contrary, NBD may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance, or the terms of the drawing are unacceptable to it.

               (d) Notwithstanding any provisions of this agreement, it is understood and agreed that NBD shall at no time be obligated to make any Authorization Letter of Credit Advance hereunder, despite compliance with any express conditions precedent thereto, and NBD shall be privileged at any time to make demand for payment of the Authorization Note, the reimbursement obligations, the cash collateral obligations pursuant to Section 5.2A, and all other indebtedness, obligations and liabilities of the Company to NBD in connection with the Authorization Letters of Credit, despite the fact that there may not then exist an Event of Default.

     H. Section 3.3(c) is amended to read as follows:

               (c) NBD shall have received the Borrowing Base Certificate required to be delivered under Section 7.1(d)(vi) as of the day next preceding the date such Advance, and the aggregate principal amount of the New Facility Advances then outstanding, after giving effect to the requested Advance, does not exceed the Borrowing Base as calculated in the Borrowing Base Certificate; and

     I. Section 4.2(b) is amended to delete the phrase "payable in installments of $1,750,000 payable on the Automatic Termination Date (as defined in this Agreement)," and substituting therefor the phrase "payable in installments of $1,750,000 payable on February 1, 1996,".

     J. A new Section 5.2A is added, to read as follows:

               5.2A AUTHORIZATION NOTE PAYMENTS. Unless earlier payment is required under this Agreement, the Company shall pay to NBD on demand the entire outstanding principal amount of the Authorization Note and to immediately deliver cash collateral to NBD in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Authorization Letters of Credit, which cash collateral shall be held in the Cash Collateral Account and is hereby pledged to NBD to secure all indebtedness, obligations and liabilities of any kind of the Company to NBD, and the Company agrees to execute such further written agreements and documents in form and substance satisfactory to NBD to further document such pledge.

     K.  Section  5.4(b)  is  amended  by  deleting  the  term   "Advances"  and
substituting therefor the term "New Facility Advances".

     L. Section 5.4(d) is amended to read as follows:

               (d) VIOLATION OF LETTER OF CREDIT SUBLIMITS. If at any time the face amount of the New Facility Letters of Credit exceeds the lesser of $9,500,000 and the New Facility Commitment, or if the face amount of the standby New Facility Letters of Credit exceeds the lesser of $2,000,000 and the New Facility Commitment, the Company shall immediately pay to NBD an amount to be deposited in the Cash Collateral Account equal to the amount by which this excess exceeds the sum of all amounts then being held in the Cash Collateral Account allocable to the New Facility Letters of Credit. If at any time the face amount of the Authorization Letters of Credit exceeds $2,000,000, the Company shall immediately pay to NBD an amount to be deposited in the Cash Collateral Account equal to the amount by which this excess exceeds the sum of all amounts then being held in the Cash Collateral Account allocable to the Authorization Letters of Credit.

     M. Section 7.2(c) is amended by adding the following after the phrase "first fiscal quarter of fiscal year 1996":

               , and $375,000  during the second  fiscal  quarter of fiscal year
               1996

     N. Section 7.2(m) is amended by adding the following at the end of that subsection:

               , or (iii) if the aggregate purchase price and other acquisition costs of all such Capital Expenditures made by the Company or any of its Subsidiaries during the second fiscal quarter of fiscal year 1996, when combined with all other Capital Expenditures made during that fiscal year, would exceed $875,000.

     O. Exhibit D is amended by substituting therefor the form of Third Amended and Restated NBD Term Note attached as Exhibit D.

     P. A new Exhibit G, Demand Promissory Note, is added to the Credit Agreement in the form attached as Exhibit G.

2. REFERENCES TO CREDIT AGREEMENT. From and after the effective date of this Second Amendment, references to the Credit Agreement in the Credit Agreement and all other documents issued under or with respect thereto (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank that:

               (a) (i) The execution, delivery and performance of this Second Amendment and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Second Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Second Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof.

               (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article VI (other than Section 6.5) of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

               (c) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.

4. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall not become effective until the Bank has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the Bank:

               (a) Copies, certified as of the effective date hereof, of such corporate documents of the Company as the Bank may request, including articles of incorporation, bylaws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Company with respect to this Second Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request, except that the Company may provide evidence of proper corporate authorization for requesting the Authorization Letters of Credit at the time of its first request for an Authorization Letter of Credit Advance, as contemplated by
               Section 3.1(a)(ii) of the Credit Agreement;

               (b) An Amendment to Amended and Restated Note Agreement of even date herewith between the Company and Principal Mutual Life Insurance Company ("PML"), in the form and substance satisfactory to the Bank;

               (c) An Amendment to Intercreditor, Agency, and Sharing Agreement of even date herewith among the Company, the Bank, PML, and the Bank as Agent for the Bank and PML, in form and substance satisfactory to the Bank;

               (d) The Third Amended and Restated NBD Term Note executed and delivered by the Company in the form attached as Exhibit D;

               (e) The Demand Promissory Note executed and delivered by the Company in the form attached as Exhibit G;

               (f) A Confirmation of Guaranty of even date herewith executed and delivered by the Guarantor in favor of the Bank;

               (g) An initial usage fee of $10,000 paid to NBD; and

               (h) Such additional agreements and documents, fully executed by the Company, as are reasonably requested by the Bank.

5. MISCELLANEOUS. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended hereby, the Credit Agreement and all other documents issued under or with respect thereto are hereby ratified and confirmed by the Bank and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

6. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

7. EXPENSES. The Company agrees to pay and save the Bank harmless from liability for all costs and expenses of the Bank arising in respect of this Second Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Bank, in connection with preparing and reviewing this Second Amendment and any related agreements and documents.

8. GOVERNING LAW. This Second Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.








IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first written above.


HURCO COMPANIES, INC.                            NBD BANK


By: /S/ROGER J. WOLF                             By: /S/ANDREW P. ARTON
    ----------------------                           ----------------------
    Roger J. Wolf                                    Andrew P. Arton
     Its: Senior Vice President                       Its: Second Vice President
          and Chief Financial Officer

                                   EXHIBIT D

                    THIRD AMENDED AND RESTATED NBD TERM NOTE

$4,035,936.42                                           Dated as of May 31, 1995
                                                           Detroit, Michigan

FOR VALUE RECEIVED, HURCO COMPANIES, INC. ("Borrower"), an Indiana corporation, hereby unconditionally promises to pay to the order of NBD Bank (formerly known as NBD Bank, N.A.), a Michigan banking corporation (the "Bank"), at the principal banking office of the Bank in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Thirty-Five Thousand Nine Hundred Thirty-six and 42/100 Dollars ($4,035,936.42), unless earlier payment is required, in installments as follows: (i) $1,750,000 payable on February 1, 1996, and (ii) the remainder payable on the Maturity Date, when the entire outstanding principal balance of the Term Loan evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Term Loan Agreement referred to below.

The Bank is hereby authorized by the Borrower to record on its books and records the date, amount and type of each Loan, the applicable interest rate, the amount of each payment or prepayment of principal thereon, and any other information required by the Bank, which books and records shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that any failure by the Bank to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of the Term Loan evidenced hereby, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Term Note and the Term Loan Agreement.

This Term Note evidences a Term Loan made under a Term Loan Agreement dated as of September 9, 1991, as amended by a Credit Agreement and Amendment to Term Loan Agreement dated as of March 24, 1994, and as further amended by a First Amendment to Credit Agreement dated as of January 31, 1995, and by a Second Amendment to Credit Agreement of even date herewith between the Borrower and the Bank (as amended, the "Term Loan Agreement"), to which reference is made for a statement of the circumstances under which this Term Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Term Note shall have the respective meanings assigned to them in the Term Loan Agreement.

This Term Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                                HURCO COMPANIES, INC.

                                                 By: __________________________

                                                 Its: _________________________

                                   EXHIBIT G
                             MASTER PROMISSORY NOTE


$2,000,000                                                   Detroit, Michigan
                                                        Dated as of May 31, 1995


For value received, on demand or at such other maturity or maturities as are set forth in the Bank's records, Hurco Companies, Inc. (the "Borrower"), promises to pay to the order of NBD Bank (the "Bank"), at the Bank's principal office in the State of Michigan, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000), or such lesser amount as is indicated on the Bank's records, together with interest computed on the balance from time to time unpaid on the basis of the actual number of days elapsed in a year of 360 days at the rate(s) per annum determined from time to time pursuant to the Credit Agreement, as defined below, and reflected on the Bank's records, which interest shall be payable in accordance with the terms set forth in the Credit Agreement, and to pay interest on overdue principal from the date of demand or default until paid at the rate which is three percent (3%) per annum in excess of the rate announced from time to time by the Bank as its prime rate.

In no event shall the interest rate exceed the maximum rate allowed by law. Any interest which would for any reason be deemed unlawful under applicable law shall be applied to principal.

WAIVER: The Borrower and each endorser of this note and any other party liable for the debt evidenced by this note severally waives demand, presentment, notice of dishonor and protest of this note, and consents to any extension or postponement of time of its payment without limit as to number or period, to the addition of any party, and to the release, discharge, or suspension of any rights and remedies against any person who may be liable for the payment of this note. No delay on the part of the holder in exercising any right or remedy shall operate as a waiver. No single or partial exercise by the holder of any right or remedy shall preclude any future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default shall be effective unless it is in writing and signed by the holder, nor shall a waiver on one occasion be construed as a bar to or waiver of any right on any future occasion.

This note evidences a debt under the terms of a certain Credit Agreement and Amendment to Term Loan Agreement between the Bank and the Borrower dated as of March 24, 1994, and any amendments (the "Credit Agreement"), which is incorporated by reference for additional terms and conditions, including default and acceleration provisions.

WAIVER OF JURY TRIAL: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note, or any related instrument or agreement, or any of the transactions contemplated by this note, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.


                                               HURCO COMPANIES, INC.


                                               By:      _______________________

                                               Its:     _______________________